                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               RELATIONSERVE, INC.

             ------------------------------------------------------

            RELATIONSERVE,  INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1.    The name of the Corporation is Relationserve, Inc.

      2.    The date of the filing of the Corporation's  original Certificate of
            Incorporation with the Secretary of State was March 29, 2005.

      3.    This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors with approval by the Corporation's stockholders  in  accordance  with  Sections 228, 242 and 245 of the
            Delaware  General  Corporation Law and the Board of Directors,  with the  stockholders'  approval,  has resolved that the  Certificate of
            Incorporation  of the  Corporation  be deleted  and  replaced in its
            entirety   with   this   Amended   and   Restated   Certificate   of
            Incorporation.

      4.    The text of the  Corporation's  Amended and Restated  Certificate of
            Incorporation is set forth in full on EXHIBIT A annexed hereto.

            IN WITNESS  WHEREOF,  the  Corporation  has caused this  Amended and
Restated  Certificate of Incorporation to be executed on this 29th day of August
2005.

                                                RELATIONSERVE, INC.

                                                By: /s/ Danielle Karp
                                                    ----------------------------
                                                    Name:  Danielle Karp
                                                    Title: President, Secretary,
                                                           Sole Director

                                       -1-

                                                                       Exhibit A
                                                                       ---------

      FIRST:      The name of this Corporation is RelationServe Media, Inc.

      SECOND:     The address, including street, number, city and county, of the registered  office  of the  Corporation  in the State of  Delaware  is 615 South
DuPont  Highway,  Dover,  Delaware  19901,  County of Kent;  and the name of the registered  agent of the Corporation in the State of Delaware at such address is
National Corporate Research, Ltd.

      THIRD:      The nature of the business and of the purposes to be conducted and promoted by the  Corporation is to conduct any lawful  business,  to promote any  lawful  purpose,  and to engage in any  lawful  act or  activity  for which corporations may be organized under the General  Corporation Law of the State of
Delaware.

      FOURTH:     A.  CLASSES AND NUMBERS OF SHARES.  The total number of shares of stock which the  Corporation  shall have  authority  to issue is  one-hundred million (100,000,000).  The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

            1.    Ninety million  (90,000,000) shares of Common Stock, par value
$0.001 per share (the "Common Stock"); and

            2.    Ten million  (10,000,000) shares of Preferred Stock, par value
$0.001 per share (the "Preferred Stock"); and

                  (i) BLANK CHECK POWERS. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.
             Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

      FIFTH:      Whenever a compromise or arrangement is proposed  between this
Corporation  and  its  creditors  or any  class  of  them  and/or  between  this
Corporation  and its  stockholders  or any class of them, any court of equitable jurisdiction  within the State of Delaware may, on the  application in a summary way of  this  Corporation  or any  creditor  or  stockholder  thereof  or on the application of any receiver or receivers  appointed for this  Corporation  under the  provisions  of  Section  291 of  Title  8 of the  Delaware  Code  or on the
application of trustees in dissolution or of any receiver or receivers appointed

                                       -2-

for this  Corporation  under the  provisions  of  Section  279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors,  and/or of the stockholders or class of stockholders,  of this Corporation, as the case may be, to be summoned in such  manner as the said court  directs.  If a majority in number  representing  three-fourths  in  value  of the  creditors  or  class  of creditors,  and/or  of the  stockholders  or  class  of  stockholders,  of  this
Corporation,  as the case may be, agree to any compromise or arrangement  and to any  reorganization  of this  Corporation as a consequence of such compromise or arrangement,  the said  compromise or  arrangement  and the said  reorganization shall,  if sanctioned by the court to which the said  application has been made, be  binding  on all the  creditors  or class  of  creditors,  and/or  on all the stockholders or class of stockholders,  of this Corporation, as the case may be, and also on this Corporation.

      SIXTH:      The original  By-Laws of the  Corporation  shall be adopted by the incorporator.  Thereafter,  the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

     SEVENTH:     To the fullest extent that the General  Corporation Law of the
State of  Delaware,  as it exists on the date hereof or as it may  hereafter  be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation  shall be personally  liable to this Corporation or its  stockholders  for  monetary  damages  for  breach  of  fiduciary  duty as a director.  Notwithstanding  the  foregoing,  a  director  shall be liable to the extent  provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve  intentional  misconduct  or a knowing  violation of law;  (3)  under  section  174 of the  General  Corporation  Law of the State of
Delaware;  or (4) for any  transaction  from  which  the  director  derived  any improper personal benefit.  Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation  inconsistent with this Article,  shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

      EIGHTH:     The  Corporation  shall,  to the fullest  extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and  supplemented,  indemnify  any and all persons  whom it shall have power to  indemnify  under said section from and against any and all of the expenses,  liabilities  or  other  matters  referred  to in or  covered  by said section.  The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue  as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs,  executors and administrators of such a person. The  indemnification  and advancement of expenses provided for herein shall not be deemed  exclusive of any other rights to which those seeking indemnification  or  advancement  of expenses may be entitled  under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                                       -3-